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                                                                    EXHIBIT 10.6

Mr. W. Jeffrey Camp                                    February 26, 1998
Senior Manager
Coopers & Lybrand LLP
1100 Camparrile Building
1155 Peachtree Street
Atlanta, Georgia  30309

Dear Jeff:

The following summarizes what Tekgraf (the Company) has agreed to offer as it relates to your employment.

* The Company agrees to employ you for the position of Chief Financial Officer, which is an executive officer of the Company.

* Your annual base salary will be at least $125,000 and will be reviewed at least annually along with the other executive officers of the company. You are also eligible to participate in any bonus plan, profit sharing plan, stock option plan, and any other compensation programs for executive officers based on your performance. Additionally, you will be entitled to participate in any and all medical and health benefit programs offered to executive officers.

* On the first day of your employment, you will be granted incentive stock options pursuant to the Company's Stock Option Plan to purchase 45,000 shares of the Company's Class A Common Stock at an exercise price equal to $3.00 per share. The shares will vest as follows: 15,000 shares immediately, and 15,000 shares on each of the first and second anniversaries of your employment.

* Should there be a change-in-control of the Company, all options granted vest immediately and the Company will also be obligated to you for six months of your then current salary payable in cash on the date the transaction is closed.

* The Company can fire you at any time. However, the Company must give you 6 month's written notice, or at least keep you on the payroll at your then current salary for 6 month's after receipt of written notice, provided however, that you have not committed a criminal act against the Company.

If you agree with the above, please sign and return to me.

Sincerely,



/s/ Phillip C. Aginsky                            /s/ W. Jeffrey Camp  2/26/98
Phillip C. Aginsky                                ------------------------------
Chief Executive Officer and Chairman              W. Jeffrey Camp       Date
of the Board of Directors



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